EXHIBIT 23.3



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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We consent  to the use in this  Registration  Statement  on Form S-4 of our report dated April 3, 1996 relating to the financial statements of Solo Petroleums, Ltd. for the years ended December 31, 1995 and 1994, and the refernece of our firm under the captions "SELECTED FINANCIAL DATA" and "EXPRERTS" in the Prospectus.

/s/ Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

June 26, 1996

                                  EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

     We consent to the use in this Registration Statement on Form S-4 of our report dated April 30, 1996 relating to the financial statements of Electronic Transmission Corporation for the years ended December 31, 1995 and 1994, and the refernece of our firm under the captions "SELECTED FINANCIAL DATA" and "EXPRERTS" in the Prospectus.

/s/ Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

June 26, 1996